                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 June 25, 2001
                Date of Report (Date of earliest event reported)

                               Acxiom Corporation
             (Exact name of registrant as specified in its charter)

             Delaware           0-13163              71-0581897
           (State or other     (Commission          (IRS Employer
            jurisdiction of     File Number)        Identification No.)
            incorporation)

P.O. Box 8180, 1 Information Way, Little Rock, Arkansas         72203-8180
      (Address of principal executive offices)                  (Zip Code)

         Registrant's telephone number, including area code: (501) 342-1000

ITEM 5. OTHER EVENTS AND  REGULATION  FD  DISCLOSURE  On June 25,  2001,  Acxiom
Corporation  (the "Acxiom" or the "Company")  issued a press release  announcing its anticipated  financial results for the first quarter of fiscal 2002 and held a telephone conference call regarding its anticipated  financial results for the first quarter.  Acxiom's press release and prepared  comments for the conference call are  attached as Exhibits  to this  report and are  incorporated  herein by reference. This Form 8-K contains forward-looking statements that are subject to certain  risks and  uncertainties  that  could  cause  actual  results to differ materially;  such  statements  include  but are not  necessarily  limited to the following:  1) that sales of AbiliTec will continue to be strong;  2) that there will continue to be strong customer  demand for AbiliTec;  3) that AbiliTec will continue to drive the long-term  success of the Company;  4) that the Company is quickly  accomplishing  its goal of AbiliTec  becoming the de facto standard for
Customer  Data  Integration;  5) that AbiliTec can provide  tremendous  value to companies that seek to grow revenue,  satisfy  customers and control  costs;  6)
that the adoption of subscription  revenue recognition for AbiliTec revenues was the right choice for the Company and such adoption will have the expected impact and effect  upon the  Company,  including,  but not  limited  to, many long term benefits, a better matching of cash flow to earnings and will allow the business of Acxiom to be more  predictable  and  transparent;  7) that the write-offs and charges will be within the  indicated  ranges;  8) that the revenue and earnings projections will be within the indicated ranges; 9) that the adoption of SAB 101 will have the indicated impact; 10) that the Company will be able to effectively implement  and  continue its expense  reduction  efforts,  within the  indicated
ranges; 11) that the Company's cash flow will be within the indicated range; 12)
that  the  indicated   revenue,   earnings  per  share,  cash  flow,  tax  rate,
depreciation,  amortization, capital expenditures,  software development and the indicated  growth rates for future periods will be within the indicated  amounts and ranges;  13) that the  economic  environment  and business  conditions  will remain difficult to predict and that general economic activity could continue to decline.  The following are important  factors,  among others,  that could cause actual results to differ materially from these forward-looking  statements. With regard to all statements  regarding  AbiliTec:  the  complexity and  uncertainty
regarding  the   development  of  new  software  and  high   technologies;   the
difficulties  associated  with  developing  new  AbiliTec  products and AbiliTec
Enabled Services; the loss of market share through competition or the acceptance of these or other Company offerings on a less rapid basis than expected; changes in the  length of sales  cycles;  the  introduction  of  competent,  competitive products or  technologies  by other  companies;  changes in the consumer  and/or business  information  industries and markets;  the Company's ability to protect proprietary  information  and  technology  or to obtain  necessary  licenses  on commercially  reasonable terms; the impact of changing legislative,  accounting, regulatory and consumer  environments  in the geographies in which AbiliTec will be deployed. With regard to the statements that generally relate to the business of the Company:  all of the above factors;  the fact that the financial  numbers listed  herein  are  estimates  and  ranges  that  are  based  on the  Company's understanding of current facts and  circumstances;  the possibility that certain contracts may not be closed;  the possibility  that economic or other conditions might lead to a reduction in demand for the Company's products and services; the possibility that the current economic  slowdown may worsen and/or persist for an unpredictable  period of time; the possibility  that  significant  customers may experience extreme, severe economic difficulty; the continued ability to attract and retain qualified  technical and leadership  associates and the possible loss of associates to other organizations; the ability to properly motivate the sales force  and  other  associates  of the  Company;  the  ability  to  achieve  cost
reductions  and  avoid   unanticipated   costs;   changes  in  the  legislative,
accounting,   regulatory  and  consumer  environments  affecting  the  Company's business including but not limited to litigation,  legislation,  regulations and customs relating to the Company's ability to collect,  manage, aggregate and use data;  data  suppliers  might  withdraw  data from the  Company,  leading to the
Company's  inability  to  provide  certain  products  and  services;  short-term contracts affect the  predictability  of the Company's  revenues;  the potential loss of data center capacity or interruption of telecommunication  links; postal rate  increases that could lead to reduced  volumes of business;  customers that may  cancel  or  modify  their  agreements  with  the  Company;  the  successful integration  of any acquired  businesses  and other  competitive  factors.  With respect to the providing of products or services  outside the Company's  primary base of operations in the U.S.:  all of the above factors and the  difficulty of doing  business  in  numerous  sovereign  jurisdictions  due to  differences  in culture,  laws and regulations.  Other factors are detailed from time to time in the Company's periodic reports and registration statements filed with the United
States  Securities  and Exchange  Commission.  Acxiom  believes  that it has the product and technology  offerings,  facilities,  associates and  competitive and financial resources for continued business success, but future revenues,  costs, margins and profits are all influenced by a number of factors,  including  those discussed  above,  all of which are  inherently  difficult to  forecast.  Acxiom undertakes no obligation to update the information contained in this Form 8-K or any other forward-looking  statement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

                99(a)  June 25,  2001 Press  Release.

                99(b)  Acxiom's  prepared comments for the June 25, 2001
telephone  conference  call  discussing  Acxiom's anticipated first quarter.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              Acxiom Corporation

Date:  June 25, 2001
                                                       /s/  Catherine  L. Hughes
                                                             Catherine L. Hughes
                                              Secretary  and  Corporate  Counsel

                                                                  EXHIBIT  99(a)
Robert  S.  Bloom  Company
Financial Relations Leader
Acxiom Corporation (501) 342-1321

        Acxiom® Corporation Expects Revenue Shortfall and Earnings Miss;
                    Significant Cost-Reduction Actions Taken

LITTLE  ROCK,  Ark - June 25,  2001--Acxiom®  Corporation  (Nasdaq:  ACXM)
announced  today that it  anticipates  that  revenue and  earnings for the first quarter  of  fiscal  2002  ending  June 30,  2001  will be below  the  Company's
previously  stated   expectations.   The  Company  also  announced   significant
cost-reduction  efforts,  including a 7 percent workforce  reduction,  to better position the Company in  subsequent  quarters to address the  weakened  economy.
Acxiom  will hold a  conference  call at 8:30 a.m.  CDT  today to  discuss  this information further. Interested parties are invited to listen to the call, which will be  broadcast  via the  Internet  at  www.acxiom.com.  Additional  detailed financial  information will be issued in the quarterly  earnings news release on
July 23,  2001 as  previously  scheduled.  Acxiom  expects  that  first  quarter revenues will be approximately  $205 million,  resulting in an operating loss of
$3  million to $6 million  and a per share  loss of $.06 to $.09  adjusting  for non-recurring  items.  The Company  further  expects to take primarily  non-cash write-offs  in the range of up to $80 million to $90 million  attributable  to a restructuring  of operations.  It is  anticipated  that the cash portion of this
write-off  will  be  approximately  $9  million.   "Despite  strong  competitive
viability  of our  products  and  services  in  the  marketplace,  good  Company fundamentals and previous cost-reduction programs, Acxiom's business performance continues to be significantly impacted by the severe economic downturn," Company
Leader Charles D. Morgan said.  "Although our customer base  represents  some of the  leading  companies  in the world,  these same  companies  are  aggressively managing their costs and deferring  projects and large purchases.  "For the past five years,  we have been migrating from mainframes to servers and more recently to AbiliTec-driven  processes at Acxiom. Due to the economic  situation,  we are now  accelerating  our focus on the new  technologies we have developed,  and in this economic  climate we can no longer carry the burden of both the old and the new technology.  That has led us to make this change in strategy,  which has led to the  write-off  of some of our old  technology,"  Morgan  continued.  "We are aggressively  reducing  expenses  to  achieve  positive  results  in this  tough economy,"  Morgan  said.  "There is not  sufficient  evidence  that the economic slowdown is reversing.  As our cost  structure is largely  fixed,  we are taking definitive  cost-reduction  actions to protect the Company  against  slower than expected  revenue  growth.  These  actions  will  include a 7 percent  workforce reduction,  or  approximately  400 associates,  further pay cuts for many Acxiom leaders,  and reductions in computer  expenses,  building costs,  consulting and outside services and other items. We are taking a substantial charge to earnings for these  restructuring  actions,  impairment of assets and other  adjustments.
"While we expect to meet our expense  targets for Q1, this  workforce  reduction and restructuring  were necessary because of continued economic weakness leading to slowed revenue growth," Morgan said. "We expect the expense reduction actions we have announced  today to reduce  expenses by an additional $17 million to $20 million per quarter beginning in Q2, resulting in an anticipated  quarterly base operating  expense  run rate of less  than $200  million."  Morgan  said  Acxiom leaders remain  confident  about the Company's  future.  "We continue to be very excited  about the long-term  prospects of our business and the impact  AbiliTec will have in the Customer Data Integration  space," Morgan said, "and we believe these expense actions make Acxiom much leaner so that when the economy recovers, we will be positioned extremely well for significant  long-term success." "It is important  to note that the  quarter  ending in June has  historically  been our weakest  seasonal  quarter.  Going  into the  second  quarter  we expect to have several new business wins that will begin  contributing  revenue in the quarter.
Coupled with a good pipeline of active proposals,  we believe that this new cost base provides the appropriate  foundation for continuously  improving  profits."
Outlook  The  financial  projections  stated  today are  based on the  Company's current  expectations.  These projections are forward looking and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions,  divestitures or other business combinations that may be completed in the future. Our current  assumption  concerning general economic activity  is that we do not expect  substantial  improvement  during this fiscal year and our guidance is structured  accordingly.  For the second quarter ending
September 30, 2001, the Company  expects revenue in the range of $215 million to
$225 million and  earnings per share of $.05 to $.10.  Despite a weak economy we expect to generate sequentially improving profits for the balance of fiscal year
2002. Assuming no significant  improvements in general economic  conditions,  we expect $880  million to $900  million in  revenues  for fiscal  2002.  We expect earnings per share for fiscal 2002 of $.28 to $.33,  adjusting for non-recurring items in the first quarter.  Earnings per share for the following four quarters, beginning July 1, 2001,  are expected to be in the range of $.50 to $.55.  About
Acxiom Corp.  Acxiom  Corporation,  a global leader in Customer Data Integration
(CDI) and customer recognition infrastructure, enables businesses to develop and deepen  customer  relationships  by  creating a single,  accurate  view of their customers across the enterprise. Acxiom achieves this by providing Customer Data
Integration  software,  database management services,  and premier customer data content through its AbiliTecTM,  Solvitur® and InfoBase® products, while also  offering a broad range of  information  technology  outsourcing  services.
Founded in 1969, Acxiom (Nasdaq:  ACXM) is based in Little Rock, Arkansas,  with locations  throughout  the  United  States  and with  operations  in the  United
Kingdom, France, Spain and Australia. Acxiom revenues were $1.01 billion for the
fiscal  year  ended  March  31,  2001.  For  more   information,   please  visit
www.acxiom.com.  Acxiom,  InfoBase  and Solvitur are  registered  trademarks  of
Acxiom,  RTC,  Inc.  AbiliTec is a trademark of Acxiom  Corporation.  This press release  and  the  conference  call to be held  today  contains  forward-looking statements that are subject to certain risks and uncertainties  that could cause actual  results  to  differ  materially;  such  statements  include  but are not necessarily limited to the following: 1) that sales of AbiliTec will continue to be  strong;  2) that  there  will  continue  to be strong  customer  demand  for
AbiliTec;  3) that AbiliTec will continue to drive the long-term  success of the
Company;  4) that the  Company is  quickly  accomplishing  its goal of  AbiliTec becoming the de facto standard for Customer Data  Integration;  5) that AbiliTec can provide  tremendous  value to companies  that seek to grow revenue,  satisfy customers  and  control  costs;  6) that the  adoption of  subscription  revenue recognition for AbiliTec  revenues was the right choice for the Company and such adoption will have the expected  impact and effect upon the Company,  including, but not limited to, many long term benefits,  a better  matching of cash flow to earnings  and will  allow the  business  of Acxiom  to be more  predictable  and transparent;  7) that the  write-offs  and charges will be within the  indicated
ranges;  8) that  the  revenue  and  earnings  projections  will be  within  the indicated  ranges;  9) that  the  adoption  of SAB 101 will  have the  indicated
impact; 10) that the Company will be able to effectively  implement and continue its  expense  reduction  efforts,  within  the  indicated  ranges;  11) that the
Company's cash flow will be within the indicated  range;  12) that the indicated
revenue,  earnings per share, cash flow, tax rate,  depreciation,  amortization, capital  expenditures,  software  development and the indicated growth rates for future  periods will be within the  indicated  amounts and ranges;  13) that the economic  environment and business  conditions will remain  difficult to predict and that general economic activity could continue to decline.  The following are important  factors,  among  others,  that could cause  actual  results to differ materially from these forward-looking  statements. With regard to all statements regarding AbiliTec:  the complexity and uncertainty regarding the development of new software and high technologies;  the difficulties associated with developing new AbiliTec  products and AbiliTec Enabled  Services;  the loss of market share through  competition or the acceptance of these or other Company  offerings on a less rapid  basis than  expected;  changes  in the length of sales  cycles;  the introduction  of  competent,  competitive  products  or  technologies  by  other companies;  changes in the consumer and/or business  information  industries and markets; the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially  reasonable terms; the impact of changing  legislative,  accounting,  regulatory and consumer environments in the geographies  in which  AbiliTec will be deployed.  With regard to the statements that generally relate to the business of the Company:  all of the above factors;
the fact that the financial  numbers listed herein are estimates and ranges that are based on the Company's understanding of current facts and circumstances; the possibility  that certain  contracts  may not be closed;  the  possibility  that economic  or other  conditions  might  lead to a  reduction  in  demand  for the
Company's  products and  services;  the  possibility  that the current  economic slowdown may worsen  and/or  persist for an  unpredictable  period of time;  the possibility that significant  customers may experience extreme,  severe economic difficulty;  the continued ability to attract and retain qualified technical and
leadership   associates   and  the  possible   loss  of   associates   to  other
organizations;  the  ability  to  properly  motivate  the sales  force and other associates  of the  Company;  the ability to achieve cost  reductions  and avoid unanticipated  costs;  changes in the  legislative,  accounting,  regulatory and consumer environments affecting the Company's business including but not limited to litigation,  legislation,  regulations and customs  relating to the Company's ability  to  collect,  manage,  aggregate  and use data;  data  suppliers  might withdraw data from the Company,  leading to the  Company's  inability to provide certain products and services; short-term contracts affect the predictability of
the  Company's  revenues;   the  potential  loss  of  data  center  capacity  or
interruption of  telecommunication  links; postal rate increases that could lead to  reduced  volumes of  business;  customers  that may  cancel or modify  their agreements  with  the  Company;  the  successful  integration  of  any  acquired businesses  and other  competitive  factors.  With  respect to the  providing of products or services  outside the  Company's  primary base of  operations in the
U.S.:  all of the above factors and the difficulty of doing business in numerous sovereign  jurisdictions  due to differences in culture,  laws and  regulations.
Other factors are detailed from time to time in the Company's  periodic  reports and registration statements filed with the United States Securities and Exchange
Commission.  Acxiom  believes that it has the product and technology  offerings, facilities,  associates and  competitive  and financial  resources for continued
business  success,  but future  revenues,  costs,  margins  and  profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.  Acxiom undertakes no obligation to update the  information  contained in this press  release or any other  forward-looking statement.

                                                                   EXHIBIT 99(b)
                            Notes for Conference Call
                                 June 25, 2001
                                 8:30 a.m. CDT

Good Morning.  With us this morning are Charles Morgan, Bob Bloom, Caroline Rook and several other Acxiom leaders.  We announced an earnings warning earlier this morning and have scheduled this  conference  call to discuss this  announcement.
Obviously we haven't  completed the quarter.  This  announcement is based on our best  estimate  of the  quarterly  results  available  to us at this  time.  We, therefore,  won't have answers to all of your questions, but we will do the best we can to answer your questions after our prepared  remarks.  I will now turn it over to our Company Leader, Charles Morgan for his comments.
MORGAN'S COMMENTS
o Spelled out what we know in the news release
o Don't have final numbers,  so not all the  details
o Looks  like  about a $15mm to $20 mm Q1  Revenue  miss  from previous  guidance
o Our  revenues  continue  to be  seriously  impacted  by the economic  climate.
o We have maintained our customer bases,  but experienced weak revenues  across all lines of business.
o Rodger and Bob will give more details on the  financials  and I will give more
details  of  Acxiom's  plan to improve results   for  the  rest  of  the  year.
o  We  have  said  before  that  many clients/prospects  simply are not spending money and that has remained the case. Our backlog of  proposals  outstanding  is very  strong.  That  backlog  gave us confidence that we would meet what we thought was a conservative Q1 forecast.
o But I do not have to tell you companies are delaying major purchases and the new business  expected  during the quarter has been delayed in many cases into
Q2.
o Simple as that -
o Ad hoc  project  work - once  automatic,  has tapered way off
o Size of those ad hoc projects is down
o Others are being  delayed o However,  we now have better  picture of true
"core"  revenue in a tough  economy.
o And in recent  weeks we have  worked hard to learn  customer  plans for Q2.
I emphasize that we have  spent  more time  getting a revenue  forecast  tied down than ever before.
o As a result of this  effort  and Q1  revenues,  we are  changing  our assumptions  about the base level of revenue and the growth for the year.
o That forces us to take major steps to reduce costs.
o In the press release we outline several major actions.
o Payroll and Consulting costs will be reduced by almost $10 million per quarter beginning in Q2
o Computer and other  computer  related costs will be reduced  approximately 5MM
o Other cost reductions  resulting from facility consolidation,  reductions in
Advertising, and other actions will add a couple of  million  more to the drop in  quarterly  expense  run  rate.
o These actions  should reduce next quarter's run rate on expenses by $17 million to $20 million  below the run rate we had going into Q1.
o We  detailed in April a list of  spending  cuts we were going to make in Q1, and today I can tell you that we hit those targets.  Our shortfall was entirely revenue related.  o However,  we expect Q2 revenues to increase  between $10 million and $20 million  over our Q1 revenues.  Virtually  all of that  increase comes  from new  business  that has already  been won and in most  cases is already  underway.  I'll  give you more details  on this  point  later in my comments.
o And we are  assuming  for the purposes of earnings  guidance no run rate improvement  due to  seasonality.
o Including  anticipated  hardware  sales,  our  revenues of $215  million to
$225 million for Q2 will be matched  with base  operating  expenses of less than $200 million,  plus the cost of hardware sold.
o As a result we are comfortable  with the $.05 to $.10  guidance for Q2.
The state of our business and the economy  this  quarter  have  caused us to make some key  changes  in our future approach to running  Acxiom.
o The visible  sign of that in this release is the size of the  nonrecurring charge.
o As we have said many  times  over the last several  years,  Acxiom has been going through an enormous  transition.
o Moved from a mainframe  services  company to a server based services  company.
And we have deployed numerous other new technologies such as a 20 Million investment in virtual tape technology.  These investments have made us more efficient and able to deliver more value to customers.
o Moved from batch based marketing database solutions to real-time  supporting a wide array of CRM  activities.
o Of course the biggest change is the  development and rollout of AbiliTec as the foundation of all that we do. It has changed every services solution and every product that Acxiom  delivers  today.
o The result is a totally new company from the one of 5 or 6 years  ago.  And today  that  effort  has  helped us be  recognized  as the industry leader by
Gartner Group and others. Acxiom has developed the CDI space.
o AbiliTec is a  resounding  success by any measure - and remains the key factor influencing  our future.
o We have made many  investments - some great and some not so great - that have been  absorbed  by our  10-year  record of 30%  annual growth rate.
o Today,  with our  sharpened  focus on our new business  strategy, some of those  investments  that are part of our past  cannot be  carried in the environment of today.
o We will  concentrate on our core business and what we do best.
o As I told you  before,  the size of our  backlog is great,  and we have closed  significant new business.
o Important to understand that the Q1 revenue number doesn't tell the whole story.
o Because of our new subscription method of revenue  recognition  for  data licenses,  design-and-build  services  fees and AbiliTec, there is a lot of work being down at Acxiom during Q1 for which we are not  recognizing  revenue.
o We've got about 20 new deals that will  contribute revenue in Q2 and Q3.
These new opportunities  added little or no revenue in Q1.
o In fact, we'll book more than $5 million in Q2 alone on these 20 deals,  which total more than $130 million over the life of the contracts
o These  include:
o AbiliTec deals with two major on-line financial institutions, a cable TV company and a data company.
o Database  services deals with a major insurance  company, two  large financial  institutions  and a  financial  services  company
o Data licenses with two telecommunications  company and an internet service provider
o And there's an AbiliTec  component to all the  services-related  deals I've just mentioned - which will  contribute $1.5 million to $2.5 million in Q2.
o That is an important  part of the $130 million in deals that will  contribute
$5 million in Q2.
o And then  there's the  pipeline - includes  many more deals with a high probability  of closing soon.  They average over three years and represent  more than $250 million over the life of the  contracts
o That's more than $80 million a year - or more than $20 million a quarter.
o Together,  the closed  deals and the  pipeline   establish  an  excellent
base  for  our  subscription   revenue recognition model.
o These deals in the pipeline include:
o Large AbiliTec deals with a major financial  institution and a global business services company that total $20 million over the life of the  contracts
o And huge  database  services contracts  with two financial  institutions  that will include  AbiliTec and are much larger than the  contracts I just  mentioned.
o You can see that there's a lot going on,  despite the economy
o Represents  the first wave of  subscription revenue that will continue to build on itself.
o In addition to the 5 million in new contracts we have growth in existing customer work forecast for Q2 based on the  customer  input I spoke of earlier.
o These two  components - New business committed  and mostly under way now along with revenue from  existing  customers that is being  forecast  builds to our
215 to 225  number  for Q2.
o And might I remind you we'll have that same $5  million of new  business  in
Q3 and for many quarters to come - plus new deals that start  kicking in
o We are striving to be very  conservative - on purpose
o In fact One of our  division  leaders told me
last night that from his prospective the Q2 forecast was pretty conservative.
o He Doesn't want any more disappointments and neither do I.
o Hope I've been able to give you a clearer  look at the  factors  in play at
Acxiom and our plan for improving our financial  performance in this tough economic  climate.
o Now I'll turn it over to Bob Bloom.  Bob.

BLOOM'S  COMMENTS
Thank you Charles,  and
good  morning.  Before I get started,  I would like to mention at this time that this conference call contains forward-looking  statements that involve risks and uncertainties,  including  statements about future growth.  Actual results could differ,  based upon market conditions and other risks detailed from time to time in the  Company's  SEC  filings.  We have  included  a  comprehensive  statement concerning the  forward-looking  nature of this disclosure in our press release.
Since you each have access to that press release,  we incorporate that statement in its  entirety  without  reading  it to you at  this  time.  I  would  like to reiterate Charles' comment that we have yet to close the quarter and as a result financial  information is still limited and  preliminary.  However,  contrary to last quarter, we are now on the subscription method of recognizing  revenues for significant  parts of our  business  and as a  result,  believe  we have  enough information to comment on the fiscal first quarter. We are all disappointed that we have not met our earlier guidance.  Clearly our  disappointment is focused on the top line  shortfall.  The estimated  revenues of the quarter of $205 million falls  short of the $220  million to $230  million we  estimated  in our earlier guidance.  This  shortfall  translates  directly  into the loss from  operations before  non-recurring  items that we  currently  estimate.  The $205  million of revenues reflects a shortfall from all segments of our business and includes the known  impact of  revenue  lost from the Wards  business.  Other  impacts to the projected first quarter revenue include  extremely low hardware related revenues together with project related  services and Infobase  revenues.  Included in the first  quarter  revenue  are an  expected  $3 to 4 million of  AbiliTec  related revenues. We also expect to report several deals from our channel partners.  The
AbiliTec  results  are in line with our  expectations  and reflect the impact of subscription  accounting on the recognized revenues.  We also have a $20 million contract  pipeline of AbiliTec  from two major  prospects  which we believe will close in Q2. With June representing our seasonally  weakest quarter,  we believe our current  guidance is reflective of very  conservative  economic  assumptions coupled with contracts  either completed or imminent to yield the second quarter revenue  guidance.  The expense cuts that Charles has outlined  provide  comfort that our earnings  forecast is  reasonable.  Rodger will provide  details on the non-recurring  charge.  Regarding our outlook, I would also suggest that we have effectively  pushed our prior fiscal 2002 guidance out one quarter.  That is our forward  four  quarter  guidance  beginning  July 1, 2001 of $ .50 - .55 is just slightly  below  the  $.60  communicated  for the  year  ended  3/31/02  Further information  on the quarter will be included in our previously  scheduled  press release and conference  call on July 23 and 24,  respectively.  I'll now turn it over to Rodger for final comments.

KLINE'S COMMENTS:
Thanks,  Bob. Charles and Bob have covered most of the information that we have available this morning. I will briefly explain the write-off. As we explained in the press  release  earlier  this  morning,  Acxiom  has been in the  process of
migrating  from  older   technology-based   solutions  to  new  technology-based
solutions for the past several years.  We have been migrating from mainframes to servers,  and more recently we have been migrating from our traditional customer data  integration  solutions to  AbiliTec-driven  processes  which are much more efficient and deliver dramatically  improved results.  These new AbiliTec-driven processes and the newer  technology  which  supports them,  have  revolutionized
Acxiom's capabilities to deliver customer data integration to our customers. Due to the economic  situation we have decided to accelerate  our focus on these new technologies  that we have  developed and to accelerate our efforts to eliminate the older  technology  and  processes we have  traditionally  deployed.  In this economic  climate we can no longer  carry the burden of both the old  technology and processes and the new technology and processes. This has led to our decision to change our strategy.  This change in strategy has resulted in a restructuring of operations  which has led to the write-off of some of our old technology.  We expect  primarily  non-cash  write-offs in the range of up to $80 million to $90 million  attributed  to this  restructuring  of  operations.  We expect the cash portion of this  write-off  to be  approximately  $9 million.  These  write-offs include  severance  associated with the workforce  reduction and payroll related items of approximately $12 million,  equipment write-downs associated with older technology of $40-$50 million, software related write-downs of approximately $25 million and miscellaneous  other write-offs  associated with this restructuring.
Our  expense  actions  associated  with this  restructuring  of  operations  are expected to adjust our quarterly  run-rate of base  operating  expenses to below
$200 million.  We have cut expenses  aggressively enough to be confident that we will show profits next quarter and that those profits will increase sequentially quarter by quarter as we close the new  business in the  pipeline  that  Charles discussed.  As our new  subscription  revenue  phases  in as we  close  this new business,  we expect  our  profits  to  continually  grow over the next  several quarters and we expect  earnings per share for the next four quarters  beginning
July 1 to be in the range of $.50 to $.55. That completes our prepared  remarks.
We'll  now  open  the   floor  for  a  brief   question   and   answer   period.
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With that, we will close the question and answer period and the conference call.
Thank  you for your  interest  in  Acxiom.  Bob Bloom and the rest of us will be available  to  answer  individual  questions  the  rest of the day.  Thank  you.
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With that, we will close the question and answer period and the conference call.
Thank  you for your  interest  in  Acxiom.  Bob Bloom and the rest of us will be available to answer individual questions the rest of the day. Thank you.